UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2013

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota		55445
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensatory Arrangements

Approval of Insignia Systems, Inc. 2013 Omnibus Stock and Incentive Plan

At the 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”) of Insignia Systems, Inc. (“Insignia” or the “Company”) held on May 22, 2013, in Minneapolis, Minnesota, Insignia’s shareholders approved the Insignia Systems, Inc. 2013 Omnibus Stock and Incentive Plan (the “2013 Stock Plan”). The 2013 Stock Plan authorizes the issuance of various equity-based and incentive awards including but not limited to stock options (including both incentive and non-qualified stock options), stock appreciation rights, restricted stock and restricted stock units, performance awards of cash or stock and other stock grants (collectively referred to as “Awards”). The 2013 Stock Plan provides for the reservation of 250,000 shares of the Company’s common stock for issuance under the plan. The Company’s Board of Directors and the Compensation Committee of the Board of Directors previously approved the 2013 Stock Plan on February 26, 2013, subject to shareholder approval. Insignia’s directors, executive officers, employees, consultants and advisors are eligible to receive Awards under the 2013 Stock Plan.

A summary of the principal features of the 2013 Stock Plan is set forth on pages 11 through 17 of the Company’s definitive proxy statement for the 2013 Annual Meeting and filed with the Securities and Exchange Commission on April 9, 2013 (the “2013 Proxy Statement”). The information in the 2013 Proxy Statement and the foregoing description of the 2013 Stock Plan are intended to be summary only and are qualified in their entirety by reference to the 2013 Stock Plan attached to this Current Report as Exhibit 10.1 and incorporated by reference as if fully set forth herein.

Base Salary Increases for Certain Named Executive Officers

On May 22, 2013, the Compensation Committee of the Company’s Board of Directors approved salary increases for two of the Company’s named executive officers. The annual base salary of Glen P. Dall, President and Chief Operating Officer, was increased from $257,000 to $269,850. The annual base salary of John C. Gonsior, Vice President of Finance, Chief Financial Officer and Treasurer was increased from $180,000 to $189,000. Both of these increases became effective immediately.

All other terms and conditions of each Mr. Dall’s and Mr. Gonsior’s current employment arrangements with the Company remain unchanged.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As described in Item 5.02(e) above, the Company held its Annual Meeting on May 22, 2013. At the Annual Meeting, there were present in person or by proxy 13,043,262 shares of the Company’s common stock, representing 95.48% of the total outstanding shares. At the Annual Meeting, the Company’s shareholders (1) elected six members of the Board of Directors of the Company; (2) approved the adoption of the Company’s 2013 Omnibus Stock and Incentive Plan and the reservation of 250,000 shares for the grant of awards under the Plan; (3) approved, by non-binding vote, the Company’s executive compensation; and (4) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

The final voting results were:

1.	The following directors were elected to serve for one year, and until their successors are elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David L. Boehnen	4,401,712	2,856,011	5,785,539
Edward A. Corcoran	7,018,302	239,421	5,785,539
Peter V. Derycz	5,381,187	1,876,536	5,785,539
Scott F. Drill	4,359,884	2,897,839	5,785,539
Reid V. MacDonald	4,508,966	2,748,757	5,785,539
Gordon F. Stofer	5,146,998	2,110,725	5,785,539

2.	The shareholders present in person or by proxy approved the adoption of the Company’s 2013 Omnibus Stock and Incentive Plan (the “2013 Stock Plan”) and the reservation of 250,000 shares for the grant of awards under the Plan by a vote of 4,597,266 shares in favor, 2,059,313 shares against, 601,144 shares abstaining and 5,785,539 broker non-votes. The general terms and conditions of the 2013 Stock Plan set forth in Item 5.02(e) of this Current Report and on pages 11 through 17 of the Company’s 2013 Proxy Statement are intended to be summary only and are qualified in their entirety by reference to the 2013 Stock Plan attached to this Current Report as Exhibit 10.1 and incorporated by reference as if fully set forth herein.

3.	The shareholders present in person or by proxy voted to approve, by non-binding vote, the Company’s executive compensation by a vote of 4,275,501 shares in favor, 2,941,852 shares against, 40,370 shares abstaining and 5,785,539 broker non-votes.

4.	The shareholders present in person or by proxy voted to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ended December 31, 2013, by a vote of 11,610,599 shares in favor, 1,340,822 shares against and 91,841 shares abstaining.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description

10.1	Insignia Systems, Inc. 2013 Omnibus Stock and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: May 28, 2013	By	/s/ John C. Gonsior
John C. Gonsior Vice President, Finance and CFO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Insignia Systems, Inc. 2013 Omnibus Stock and Incentive Plan